                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

        This will confirm the agreement by and among each of the undersigned parties that this statement on Schedule 13D with respect to their beneficial ownership of shares of the common stock, par value $.10 per share, of California Microwave, Inc. is being filed on behalf of each of the parties named below.

        This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  October  23, 1996


                            PROVIDENCE CAPITAL, INC.


                            By: \s\ Herbert A. Denton
                               -------------------------------
                               Name:  Herbert A. Denton
                               Title: President


                            W.S. FARISH & COMPANY


                            By:\s\ Terry W. Ward
                               -------------------------------
                               Name:  Terry W. Ward
                               Title: Vice President


                               \s\ Herbert A. Denton
                               -------------------------------
                               Herbert A. Denton


                               \s\ Terry W. Ward
                               -------------------------------
                               Terry W. Ward


                               \s\ Frederick W. Whitridge, Jr.
                               -------------------------------
                               Frederick W. Whitridge, Jr.


                               Page 14 of 24 Pages

                                   SCHEDULE A

                              W.S. FARISH & COMPANY
                        DIRECTORS AND EXECUTIVE OFFICERS


Name and Business Address    Position with W.S.   Principal          Citizenship
                             Farish & Company    Occupation

W. S. Farish                 Chairman and         Chairman and         U.S.
W.S. Farish & Company        President            President of W.S.
1100 Louisiana, Suite 1200                        Farish & Company
Houston, Texas 77002


Terry W. Ward                Vice President,      Vice President,      U.S.
W.S. Farish & Company        Chief Financial      Chief Financial
1100 Louisiana, Suite 1200   Officer and          Officer of W.S.
Houston, Texas 77002         Director             Farish & Company

William F. Gerry             Director             Private investments  U.S.
40 Wall Street
36th Floor
New York, NY 10005

Martha Farish Gerry          Director             Private investments  U.S.
W.S. Farish & Company
1100 Louisiana, Suite 1200
Houston, Texas 77002


W. S. Farish, Jr.            Director             Private investments  U.S.
W.S. Farish & Company
1100 Louisiana, Suite 1200
Houston, Texas 77002

Edward H. Gerry              Director             Private investments  U.S
W.S. Farish & Company
1100 Louisiana, Suite 1200
Houston, Texas 77002

        W.S. Farish is the father of W.S. Farish, Jr. and the nephew of Martha Farish Gerry. Edward H. Gerry is the husband of Martha Farish Gerry. William F. Gerry is the son of Martha Farish Gerry and Edward H. Gerry. W.S. Farish is the beneficial owner of approximately 40% of the outstanding equity interests in W.S. Farish & Company. Martha Farish Gerry beneficially owns approximately 21% of the total outstanding equity interests in W.S. Farish & Company. William F. Gerry is the beneficiary of a trust which owns approximately 9.6% of the outstanding equity interests in W.S. Farish & Company. The remaining equity interests in W.S. Farish & Company are held by three trusts for the benefit of three other children of Martha Farish Gerry. Approximately 59% of the stock of California Microwave, Inc., held by W.S. Farish & Company is held for the economic benefit of W.S. Farish & Company, with the remaining shares being held for the economic benefit of various members of the W.S. Farish family.


                               Page 15 of 24 Pages